Exhibit 99.1

Motorola Solutions Reports Second-Quarter 2013

Financial Results

•	Sales of $2.1 billion, down 2 percent from a year ago

•	GAAP earnings per share (EPS) from continuing operations* of $0.94

•	Non-GAAP** EPS from continuing operations of $1.12

•	GAAP, Non-GAAP results impacted by $118 million of net tax benefits

•	Increases quarterly cash dividend by 19 percent to $0.31 per share

•	Expands share repurchase program by $2.0 billion

	Second Quarter
	2013	2012	Change
Total sales ($M)	$2,107	$2,148	-2%
GAAP operating earnings ($M)	$266	$278	-4%
Non-GAAP operating earnings ($M)	$334	$350	-5%
GAAP EPS from continuing operations	$0.94	$0.60	57%
Non-GAAP EPS from continuing operations	$1.12	$0.70	60%

Click here for printable press release and financial tables.

SCHAUMBURG, III. – July 24, 2013 – Motorola Solutions, Inc. (NYSE: MSI) announced today second-quarter 2013 sales of $2.1 billion, down 2 percent from the second quarter of 2012. Government sales were down 1 percent, while Enterprise sales declined 5 percent.

In addition, the company announced today that its board of directors has increased its regular quarterly cash dividend by 19 percent to $0.31 per share. The next quarterly dividend will be payable on Oct. 15, 2013, to stockholders of record at the close of business on Sept. 13, 2013. As part of its continuing plan to return capital to shareholders, the company’s board also has authorized an additional $2.0 billion in share repurchases, with no expiration date. This increase is in addition to the $5.0 billion currently authorized, $4.5 billion of which has been utilized in the last 24 months. The company may continue to repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

Greg Brown, chairman and CEO of Motorola Solutions, said: “Our Government business performed well in the second quarter though our Enterprise business continues to be challenged primarily due to market conditions. We remain confident in the fundamental drivers of the business. We will maintain our focus on growing our revenues, managing our cost structure and exapnding our operating margins.”

GAAP operating earnings in the second quarter of 2013 were $266 million or 12.6 percent of sales, compared to $278 million or 12.9 percent of sales in the second quarter of 2012. GAAP earnings per share from continuing operations were $0.94, compared to $0.60 in the second quarter of 2012.

Non-GAAP operating earnings in the second quarter of 2013 were $334 million or 15.9 percent of sales, compared to $350 million or 16.3 percent of sales in the second quarter of 2012. Non-GAAP earnings per share from continuing operations were $1.12, compared to $0.70 in the second quarter of 2012. These GAAP and Non-GAAP earnings results include the favorable impact of $118 million of net tax benefits largely associated with the recognition of certain foreign tax credits as a result of our implementation of a holding company structure for certain non-U.S. subsidiaries. Non-

GAAP financial information excludes after-tax net charges of approximately $0.18 per diluted share related to stock-based compensation, intangible amortization and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the quarter, the company generated $82 million in operating cash flow from continuing operations. The company ended the quarter with total cash*** of $3.2 billion while returning $621 million to shareholders through share repurchases and cash dividends.

Government segment sales were $1.5 billion, down 1 percent from the year-ago quarter. GAAP operating earnings were $215 million or 14.8 percent of sales compared to $197 million or 13.5 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $256 million or 17.6 percent of sales compared to $240 million or 16.4 percent of sales in the year-ago quarter.

Government highlights:

•

Secured multi-million dollar contracts with U.S. customers such as cities of Baltimore and Phoenix, Caroline County in Virginia, Carroll County in Maryland, Chautauqua County in New York, Clinton County in Ohio, Maricopa County in Arizona, Northumberland County in Pennsylvania, Somerset County in New Jersey, State of Mississippi, East Bay Communications, Entergy, Imperial Irrigation District and Port of Seattle

•

Secured multi-million dollar contracts with international customers such as York Region and Quebec Government in Canada; MTRC Shatin Central Line in Hong Kong; Sea-Aeroporti in Italy; Kuwait Ministry of Defense; Singapore Ministry of Home Affairs; Taiwan Coast Guard and Taiwan High Speed Rail; as well as Chongqing Metro, Hangzhou Metro and Ningbo Metro in China

•	Expanded the company’s command and control portfolio by introducing PremierOne™ Next Generation 9-1-1 Call Control solution for incident management operations

•

Introduced the next generation of Terrestrial Trunked Radio (TETRA) base stations, which allow public safety agencies to deploy TETRA today and be future-ready to facilitate a cost-effective and staged migration to a unified TETRA and Long-Term Evolution (LTE) network

Enterprise segment sales were $656 million, down 5 percent from the year-ago quarter. Excluding Psion, sales were down 12 percent. GAAP operating earnings were $51 million or 7.8 percent of sales compared to $81 million or 11.8 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $78 million or 11.9 percent of sales compared to $110 million or 16.0 percent of sales in the year-ago quarter.

Enterprise highlights:

•

Secured contracts with key customers such as L.L.Bean, United States Cold Storage, Canadian Tire, Australia Post, Kmart Australia, Coles Supermarkets in Australia, Tesco in the U.K., FamilyMart in Japan, Colombia Movil, China Post, China Deppon Logistics and Correos in Spain

•

Introduced Mobility Lifecycle Management service aimed at enterprises that want to use mobile devices to transform their business operations, leaving the complex task of lifecycle management to a trusted adviser who can deliver predictable performance and cost

•

Introduced the MC9200 mobile computer, which is capable of supporting the latest mobile enterprise applications in demanding environments such as warehouses, loading docks and manufacturing shop floors

•

Announced three new products that provide enhanced productivity in the most challenging customer environments, including the busiest warehouses and coldest supply chains: the Psion Omnii XT15f rugged handheld, and the VH10 and VH10f vehicle-mounted mobile computers

Third-Quarter and Full-Year Outlook

Motorola Solutions’ outlook for the third quarter of 2013 is for revenues that are flat to down 3 percent compared with the third quarter of 2012 and Non-GAAP earnings per share from continuing operations of $0.97 to $1.02 per share. The third quarter of 2013 Non-GAAP per share outlook assumes an ongoing tax rate of 10 to 13 percent. For the full-year 2013, the company now expects revenues that are flat to up 1 percent compared with 2012. The company still expects to achieve Non-GAAP operating margins of approximately 18 percent of sales. This outlook excludes stock-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Second Quarter
	2013	2012
Net sales ($M)	$2,107	$2,148
Gross margin ($M)	1,029	1,060
Operating earnings ($M)	266	278
Earnings from continuing operations ($M)	258	177
Net earnings ($M)	258	182
Diluted EPS from continuing operations	$0.94	$0.60
Weighted average diluted common shares outstanding (in millions)	274.7	296.1

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense.

	Second Quarter
(per diluted common share)	2013	2012
GAAP Earnings per Common Share from Continuing Operations*	$0.94	$0.60
Highlighted Items:
Reorganization of business charges	$0.08	$0.03
Tax expense from audit settlements and agreements	$0.00	$(0.04)
Total Highlighted Items	$0.08	$(0.01)
Stock-based compensation expense	$0.09	$0.10
Intangible assets amortization expense	$0.01	$0.01
Total Stock-Based Compensation Expense and Intangible Assets Amortization Expense	$0.10	$0.11
Total Non-GAAP Adjustments	$0.18	$0.10
Non-GAAP Earnings per Common Share	$1.12	$0.70

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Wednesday, July 24. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and the full year of 2013, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 19 in Item 1A of Motorola Solutions, Inc.’s 2012 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, including sequestration in the United States, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (6) the outcome of currently ongoing and future tax matters; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (8) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including Psion and those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (14) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (15) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (16) the impact of the percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the impact of changes in governmental policies, laws or regulations; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common shareholders

**	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items

***	Total cash = Cash and cash equivalents + Sigma Fund (current) and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2013 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	June 29, 2013	June 30, 2012
Net sales from products	$1,479	$1,563
Net sales from services	628	585

Net sales	2,107	2,148
Costs of products sales	695	712
Costs of services sales	383	376

Costs of sales	1,078	1,088

Gross margin	1,029	1,060

Selling, general and administrative expenses	470	496
Research and development expenditures	268	269
Other charges	19	11
Intangibles amortization	6	6

Operating earnings	266	278

Other income (expense):
Interest expense, net	(32)	(16)
Gain on sales of investments and businesses, net	—	3
Other	(10)	(25)

Total other expense	(42)	(38)

Earnings from continuing operations before income taxes	224	240
Income tax expense (benefit)	(38)	63

Earnings from continuing operations	262	177
Earnings from discontinued operations, net of tax	—	5

Net earnings	262	182
Less: Earnings attributable to noncontrolling interests	4	—

Net earnings attributable to Motorola Solutions, Inc.	$258	$182

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$258	$177
Earnings from discontinued operations, net of tax	—	5

Net earnings attributable to Motorola Solutions, Inc.	$258	$182

Earnings per common share
Basic:
Continuing operations	$0.96	$0.61
Discontinued operations	—	0.02

	$0.96	$0.63

Diluted:
Continuing operations	$0.94	$0.60
Discontinued operations	—	0.01

	$0.94	$0.61

Weighted average common shares outstanding
Basic	269.5	290.6
Diluted	274.7	296.1

	Percentage of Net Sales*
Net sales from products	70.2%	72.8%
Net sales from services	29.8%	27.2%

Net sales	100%	100%

Costs of products sales	47.0%	45.6%
Costs of services sales	61.0%	64.3%

Costs of sales	51.2%	50.7%

Gross margin	48.8%	49.3%

Selling, general and administrative expenses	22.3%	23.1%
Research and development expenditures	12.7%	12.5%
Other charges	0.9%	0.5%
Intangibles amortization	0.3%	0.3%

Operating earnings	12.6%	12.9%

Other income (expense):
Interest expense, net	-1.5%	-0.7%
Gain on sales of investments and businesses, net	0.0%	0.1%
Other	-0.5%	-1.2%

Total other expense	-2.0%	-1.8%

Earnings from continuing operations before income taxes	10.6%	11.2%
Income tax expense (benefit)	-1.8%	2.9%

Earnings from continuing operations	12.4%	8.2%
Earnings from discontinued operations, net of tax	0.0%	0.2%

Net earnings attributable to Motorola Solutions, Inc.	12.2%	8.5%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	June 29, 2013	June 30, 2012
Net sales from products	$2,860	$3,007
Net sales from services	1,220	1,097

Net sales	4,080	4,104
Costs of products sales	1,346	1,370
Costs of services sales	750	701

Costs of sales	2,096	2,071

Gross margin	1,984	2,033

Selling, general and administrative expenses	930	968
Research and development expenditures	530	523
Other charges	30	20
Intangibles amortization	12	12

Operating earnings	482	510

Other income (expense):
Interest expense, net	(57)	(30)
Gain on sales of investments and businesses, net	7	20
Other	(3)	(16)

Total other expense	(53)	(26)

Earnings from continuing operations before income taxes	429	484
Income tax expense (benefit)	(25)	148

Earnings from continuing operations	454	336
Earnings from discontinued operations, net of tax	—	3

Net earnings	454	339
Less: Earnings attributable to noncontrolling interests	4	—

Net earnings attributable to Motorola Solutions, Inc.	$450	$339

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$450	$336
Earnings from discontinued operations, net of tax	—	3

Net earnings attributable to Motorola Solutions, Inc.	$450	$339

Earnings per common share
Basic:
Continuing operations	$1.66	$1.11
Discontinued operations	—	0.01

	$1.66	$1.12

Diluted:
Continuing operations	$1.62	$1.09
Discontinued operations	—	0.01

	$1.62	$1.10

Weighted average common shares outstanding
Basic	271.9	302.1
Diluted	277.7	308.1

	Percentage of Net Sales*
Net sales from products	70.1%	73.3%
Net sales from services	29.9%	26.7%

Net sales	100%	100%

Costs of products sales	47.1%	45.6%
Costs of services sales	61.5%	63.9%

Costs of sales	51.4%	50.5%

Gross margin	48.6%	49.5%

Selling, general and administrative expenses	22.8%	23.6%
Research and development expenditures	13.0%	12.7%
Other charges	0.7%	0.5%
Intangibles amortization	0.3%	0.3%

Operating earnings	11.8%	12.4%

Other income (expense):
Interest expense, net	-1.4%	-0.7%
Gain on sales of investments and businesses, net	0.2%	0.5%
Other	-0.1%	-0.4%

Total other expense	-1.3%	-0.6%

Earnings from continuing operations before income taxes	10.5%	11.8%
Income tax expense (benefit)	-0.6%	3.6%

Earnings from continuing operations	11.1%	8.2%
Earnings from discontinued operations, net of tax	0.0%	0.1%

Net earnings attributable to Motorola Solutions, Inc.	11.0%	8.3%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 29, 2013	December 31, 2012
Assets
Cash and cash equivalents	$1,457	$1,468
Sigma Fund and short-term investments	1,759	2,135
Accounts receivable, net	1,707	1,881
Inventories, net	498	513
Deferred income taxes	641	604
Other current assets	779	800

Total current assets	6,841	7,401

Property, plant and equipment, net	830	839
Investments	142	144
Deferred income taxes	2,530	2,416
Goodwill	1,502	1,510
Other assets	315	369

Total assets	$12,160	$12,679

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	597	705
Accrued liabilities	2,193	2,626

Total current liabilities	2,794	3,335

Long-term debt	2,452	1,859
Other liabilities	4,095	4,195
Total Motorola Solutions, Inc. stockholders’ equity	2,791	3,265

Noncontrolling interests	28	25

Total liabilities and stockholders’ equity	$12,160	$12,679

Total cash*	$3,216	$3,603
Net cash**	760	1,740

*	Total cash = Cash and cash equivalents + Sigma Fund + Short-term investments
**	Net cash = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	June 29, 2013	June 30, 2012
Operating
Net earnings attributable to Motorola Solutions, Inc.	$258	$182
Earnings attributable to noncontrolling interests	4	—

Net earnings	262	182
Earnings from discontinued operations, net of tax	—	5

Earnings from continuing operations	262	177
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	57	54
Non-cash other income	(4)	(2)
Share-based compensation expense	34	52
Gains on sales of investments and businesses, net	—	(3)
Loss from the extinguishment of long-term debt	—	6
Deferred income taxes	(143)	66
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(68)	121
Inventories	16	(17)
Other current assets	75	23
Accounts payable and accrued liabilities	(158)	(134)
Other assets and liabilities	11	(89)

Net cash provided by operating activities from continuing operations	82	254

Investing
Acquisitions and investments, net	(11)	(25)
Proceeds from (used for) sales of investments and businesses, net	2	(12)
Capital expenditures	(43)	(52)
Proceeds from sales of property, plant and equipment	15	9
Proceeds from sales of Sigma Fund and short term investments, net	489	114

Net cash provided by investing activities from continuing operations	452	34

Financing
Net proceeds from issuance of debt	—	747
Repayment of debt	(1)	(411)
Contribution to Motorola Mobility	—	(73)
Issuance of common stock	60	33
Purchase of common stock	(550)	(439)
Excess tax benefits from share-based compensation	9	11
Payment of dividends	(71)	(64)

Net cash used for financing activities from continuing operations	(553)	(196)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	6	(40)

Net increase (decrease) in cash and cash equivalents	(13)	52
Cash and cash equivalents, beginning of period	1,470	1,720

Cash and cash equivalents, end of period	$1,457	$1,772

Financial Ratios:
Free cash flow*	$39	$202

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 29, 2013	June 30, 2012
Operating
Net earnings attributable to Motorola Solutions, Inc.	$450	$339
Earnings attributable to noncontrolling interests	4	—

Net earnings	454	339
Earnings from discontinued operations, net of tax	—	3

Earnings from continuing operations	454	336
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	109	106
Non-cash other income	(5)	(1)
Share-based compensation expense	79	95
Gains on sales of investments and businesses, net	(7)	(20)
Loss from the extinguishment of long-term debt	—	6
Deferred income taxes	(154)	93
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	132	262
Inventories	11	(8)
Other current assets	—	(77)
Accounts payable and accrued liabilities	(575)	(383)
Other assets and liabilities	7	(87)

Net cash provided by operating activities from continuing operations	51	322

Investing
Acquisitions and investments, net	(15)	68
Proceeds from (used for) sales of investments and businesses, net	21	(67)
Capital expenditures	(89)	(101)
Proceeds from sales of property, plant and equipment	15	9
Proceeds from sales of Sigma Fund and short term investments, net	376	1,277

Net cash provided by investing activities from continuing operations	308	1,186

Financing
Net proceeds from issuance of debt	593	747
Repayment of debt	(2)	(411)
Contribution to Motorola Mobility	—	(73)
Issuance of common stock	100	63
Purchase of common stock	(907)	(1,804)
Excess tax benefits from share-based compensation	18	17
Payment of dividends	(143)	(134)
Distribution to discontinued operations	—	(11)

Net cash used for financing activities from continuing operations	(341)	(1,606)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	2
Net cash provided by financing activities from discontinued operations	—	11
Effect of exchange rate changes on cash and cash equivalents from discontinued operations		(13)

Net cash provided by (used for) discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(29)	(11)

Net decrease in cash and cash equivalents	(11)	(109)
Cash and cash equivalents, beginning of period	1,468	1,881

Cash and cash equivalents, end of period	$1,457	$1,772

Financial Ratios:
Free cash flow*	$(38)	$221

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by segment for the three and six months ended June 29, 2013 and June 30, 2012.

Net Sales

	Three Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$1,451	$1,459	-1%
Enterprise	656	689	-5%

Company Total	$2,107	$2,148	-2%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$2,797	$2,760	1%
Enterprise	1,283	1,344	-5%

Company Total	$4,080	$4,104	-1%

Operating Earnings

	Three Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$215	$197	9%
Enterprise	51	81	-37%

Company Total	$266	$278	-4%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$395	$347	14%
Enterprise	87	163	-47%

Company Total	$482	$510	-5%

Operating Earnings %

	Three Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	14.8%	13.5%	10%
Enterprise	7.8%	11.8%	-34%

Company Total	12.6%	12.9%	-2%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	14.1%	12.6%	12%
Enterprise	6.8%	12.1%	-44%

Company Total	11.8%	12.4%	-5%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2013

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	31	0.11
Reorganization of business charges	Cost of sales and Other charges (income)	11	3	8	0.03
Tax benefit for prior period R&D tax credit	Income tax expense		12	(12)	(0.04)
Reduction in deferred tax asset valuation allowance	Income tax expense		11	(11)	(0.04)
Reduction in deferred tax liability for undistributed earnings	Income tax expense		25	(25)	(0.09)

Total continuing operations impact		$62	$67	$(5)	$(0.02)

Q2 2013

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	$0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	34	10	24	0.09
Reorganization of business charges	Cost of sales and Other charges (income)	28	6	22	0.08

Total continuing operations impact		$68	$18	$50	$0.18

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$1,451	$1,459	-1%
Enterprise	656	689	-5%

Company Total	$2,107	$2,148	-2%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$2,797	$2,760	1%
Enterprise	1,283	1,344	-5%

Company Total	$4,080	$4,104	-1%

Non-GAAP Operating Earnings

	Three Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$256	$240	7%
Enterprise	78	110	-29%

Company Total	$334	$350	-5%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	$473	$424	12%
Enterprise	139	216	-36%

Company Total	$612	$640	-4%

Non-GAAP Operating Earnings %

	Three Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	17.6%	16.4%	7%
Enterprise	11.9%	16.0%	-26%

Company Total	15.9%	16.3%	-3%

	Six Months Ended
	June 29, 2013	June 30, 2012	% Change
Government	16.9%	15.4%	10%
Enterprise	10.8%	16.1%	-33%

Company Total	15.0%	15.6%	-4%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2013

	TOTAL	Government	Enterprise
Net sales	$1,973	$1,346	$627
Operating earnings (“OE”)	$216	$180	$36

Above-OE non-GAAP adjustments:
Stock-based compensation expense	45	30	15
Reorganization of business charges	11	7	4
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	62	37	25

Operating earnings after non-GAAP adjustments	$278	$217	$61

Operating earnings as a percentage of net sales - GAAP	10.9%	13.4%	5.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	14.1%	16.1%	9.7%

Q2 2013

	TOTAL	Government	Enterprise
Net sales	$2,107	$1,451	$656
Operating earnings	$266	$215	$51

Above-OE non-GAAP adjustments:
Stock-based compensation expense	34	23	11
Reorganization of business charges	28	18	10
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	68	41	27

Operating earnings after non-GAAP adjustments	$334	$256	$78

Operating earnings as a percentage of net sales - GAAP	12.6%	14.8%	7.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	15.9%	17.6%	11.9%